As submitted to the Securities and Exchange Commission on December 8, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

CONSTELLATION ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation or organization)	87-1210716 (I.R.S. Employer Identification No.)

c/o Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois (Address of Principal Executive Office)	60680-5379 (Zip Code)

(800) 483-3220
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, without par value	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1.	Business.

The information required by this item is contained under the sections “Summary,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Overview of the U.S. Power Markets,” “Our Business” and “Where You Can Find More Information” of the information statement filed as Exhibit 99.1 to this Form 10 (the “information statement”). Those sections are incorporated by reference herein.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections “Summary—Summary of Risk Factors,” “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” of the information statement. Those sections are incorporated by reference herein.

Item 2.	Financial Information.

The information required by this item is contained under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated by reference herein.

Item 3.	Properties.

The information required by this item is contained under the section “Our Business—Properties and Facilities” of the information statement. That section is incorporated by reference herein.

Item 4.	Security Ownership of Certain Beneﬁcial Owners and Management.

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated by reference herein.

Item 5.	Directors and Executive Oﬃcers.

The information required by this item is contained under the section “Management” of the information statement. That section is incorporated by reference herein.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Executive and Director Compensation” and “Management – Compensation Committee Interlocks and Insider Participation” of the information statement. Those sections are incorporated by reference herein.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Management” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the sections “Our Business—Legal Proceedings”, Note 3 – Regulatory Matters, Note 15 – Commitments and Contingencies of the Notes to Interim Consolidated Financial Statements and Note 19 – Commitments and Contingencies of the Notes to Audited Consolidated  Financial Statements of the information statement. Those sections are incorporated by reference herein.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “The Separation – Results of the Separation,” “Trading Market”, “Dividend Policy”, and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.	Indemniﬁcation of Directors and Oﬃcers.

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions—Agreements with Exelon Related to the Separation—Separation Agreement” and “Description of Capital Stock—Limitations on Liability of Directors and Indemnification of Directors and Officers” of the information statement. Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Financial Statement Presentation,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Consolidated Financial Statements” (inclusive of the report of independent registered public accounting firm, financial statements and notes to consolidated financial statements described in that index) of the information statement. Those sections are incorporated by reference herein.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)       List separately all ﬁnancial statements ﬁled as part of the registration statement.

The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Consolidated Financial Statements” beginning on page F-1 of the information statement and the report of independent registered public accounting firm, financial statements and notes to consolidated referenced therein. Those sections are incorporated herein by reference.

(b)       Furnish the exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1	Form of Separation Agreement by and between the Company and Exelon
3.1	Form of Articles of Incorporation of the Company
3.2	Form of Bylaws of the Company
4.1	Form of 4.25% Senior Note due 2022 issued by Exelon Generation Company, LLC. (File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 4.1)*
4.2	Form of 5.60% Senior Note due 2042 issued by Exelon Generation Company, LLC. (File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 4.2)*
4.3	Form of 6.000% Senior Notes due 2033 issued by Exelon Generation Company, LLC (File No. 333-85496, Form 8-K dated September 30, 2013, Exhibit No. 4.1)*
4.4	Indenture dated as of September 28, 2007 from Exelon Generation Company, LLC to U.S. Bank National Association, as trustee (File No. 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1)*
4.5	Form of 6.25% Exelon Generation Company, LLC Senior Note due 2039 (File No. 333-85496, Form 8-K dated September 23, 2009, Exhibit 4.2)*
4.6	Form of 4.00% Exelon Generation Company, LLC Senior Note due 2020 (File No. 333-85496, Form 8-K dated September 30, 2010, Exhibit 4.1)*
4.7	Form of 5.75% Exelon Generation Company, LLC Senior Note due 2041 (File No. 333-85496, Form 8-K dated September 30, 2010, Exhibit 4.2)*
4.8	Indenture, dated as of September 30, 2013, among Continental Wind, LLC, the guarantors party thereto and Wilmington Trust, National Association, as trustee (File No. 333-85496, Form 8-K dated September 30, 2013, Exhibit 4.1)*
4.9	Form of Exelon Generation Company, LLC 3.400% notes due 2022 (File No. 333-85496, Form 8-K dated March 10, 2017, Exhibit 4.2)*
4.10	Form of Exelon Generation Company LLC 3.250% Senior Notes due 2025 (File No. 333-85496, Form 8-K dated May 15, 2020, Exhibit 4.1)*
10.1	Form of Transition Services Agreement by and between the Company and Exelon
10.2	Form of Tax Matters Agreement by and between the Company and Exelon
10.3	Form of Employee Matters Agreement by and between the Company and Exelon
10.4	Credit Agreement, dated as of November 28, 2017, as thereafter amended and conformed among ExGen Renewables IV, LLC, ExGen Renewables IV Holding, LLC, Morgan Stanley Senior Funding, Inc. as administrative agent, Wilmington Trust, National Association, as depository bank and collateral agent, and the lenders and other agents party thereto. (Certain portions of this exhibit have been omitted by redacting a portion of text, as indicated by asterisks in the text. This exhibit has been filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment.) (File No. 001-16169, Form 10-K dated February 9, 2018, Exhibit 10.94)*
10.5	Receivables Purchase Agreement, dated as of April 8, 2020, among Constellation NewEnergy, Inc. as servicer, and NewEnergy Receivables LLC, as seller, MUFG Bank, LTD., as Agent, the Conduits party thereto, the Financial Institutions party thereto and the Purchaser Agents party thereto (File No. 001-16169, Form 8-K dated April 9, 2020, Exhibit 10.1)*
10.6	Credit Agreement, among ExGen Renewables IV, LLC, the lenders party thereto, Jefferies Finance LLC, as administrative agent, and Wilmington Trust, National Association, as depositary bank and collateral agent, dated December 15, 2020 (File No. 333-85496, Form 8-K dated December 15, 2020, Exhibit 1.1)*
10.7	Amendment No. 2 to Receivables Purchase Agreement, dated as of March 29, 2021, among Constellation NewEnergy, Inc., as servicer, and NewEnergy Receivables LLC, as seller, MUFG Bank, LTD., as agent, the Conduits party thereto, the Financial Institutions party thereto and the Purchaser Agents party thereto (File No. 001-16169, Form 8-K, dated March 31, 2021, Exhibit 10.1)*
21.1	Subsidiaries of the Company
99.1	Amended Preliminary Information Statement, dated December 8, 2021
99.2	Joint Proposal (File No. 333-85496, Form 8-K dated November 23, 2021, Exhibit 99.1)*

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 8, 2021	Constellation Energy Corporation

	By:	/s/ Carter C. Culver
	Name:	Carter C. Culver
	Title:	Assistant Secretary